Exhibit 99.1

SIGA Technologies, Inc. Reports Financial Results for the First Quarter of 2020

- Company Recently Announced Exercise of Contract Options Totaling $101.3 million -

- Corporate Update Conference Call Today at 4:30 PM ET -

May 6, 2020, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today reported financial results for the three months ended March 31, 2020.

First Quarter 2020 Financial Results Summary

SIGA’s revenue for the three months ended March 31, 2020 was approximately $2.6 million, resulting in an operating loss of approximately $4.0 million.  Loss per diluted share was $0.11 for the quarter.  Loss per diluted share includes items not included in the calculation of operating loss, such as costs in connection with the recently retired Term Loan, adjustments to the fair value of warrants, interest expense and benefit from income taxes.  Cash and cash equivalents were approximately $77.4 million at March 31, 2020.  During the first quarter, after the repayment of the Term Loan, SIGA repurchased approximately $1 million of its common stock in open market transactions.

Recent Key Activities:

•
On April 29, 2020, the Company announced the exercise by BARDA of procurement options under the 2018 Biomedical Advanced Research and Development Authority (“BARDA”) contract  (“19C BARDA Contract”) worth a total of approximately $101.3 million for the procurement of oral TPOXX® (tecovirimat).  In connection with the exercise of these options, SIGA reiterates its previously disclosed expectation that $101.3 million of oral TPOXX® courses will be delivered to the U.S. Government by April 2021, with deliveries to the U.S. Government to start in the second quarter of 2020.  After the above-mentioned exercise of options and related deliveries, the 19C BARDA Contract would have up to $414 million of procurement-related options remaining for future exercise by BARDA.

•
On April 3, 2020, the Company announced that the Canadian Department of National Defence (“CDND”) awarded a contract to Meridian Medical Technologies, Inc. (“Meridian”, a Pfizer Company) (“Canadian Contract”), in which the CDND will purchase up to 15,325 courses of oral TPOXX® over four years for a total value of $14.3 million, with an initial purchase of 2,500 courses for $2.3 million expected to be delivered by the end of the second quarter of 2020. The remaining purchases of 12,825 courses, at the option of the CDND, are expected to occur after regulatory approval of oral TPOXX® in Canada. Meridian is counterparty to the Canadian Contract and SIGA is responsible for manufacture and delivery of oral TPOXX®.  The contract award was coordinated between SIGA and Meridian under the international promotion agreement that was entered into by the parties on June 3, 2019.

•	On March 13, 2020, the Company voluntarily prepaid its Term Loan and accrued interest in an approximate aggregate amount of $87.2 million. Upon such prepayment, the Term Loan was extinguished.

•
On February 28, 2020, the United States Department of Defense increased funding by approximately $7 million, up to approximately $19.5 million, on the multi-year contract with SIGA to support work necessary to gain a potential label expansion for oral TPOXX® that would include Post-Exposure Prophylaxis (PEP) of smallpox.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain future course of the COVID-19 pandemic, and the uncertain scale and scope of its future impact, the Company is continually reviewing business and financial risks related to the pandemic and is continually seeking coordination with its government partners with respect to the performance of current and future government contracts.  Additionally, the Company is continually coordinating with service providers and vendors, in particular CMOs that constitute our supply chain, to review actions and risks caused by the COVID-19 pandemic.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition or annual financial results of the Company.

“The COVID-19 pandemic reinforces the importance of having preparedness countermeasures available to combat the spread of deadly infectious diseases,” said Dr. Phil Gomez, CEO of SIGA,  “Recent orders for TPOXX from BARDA and the Canadian Department of National Defence demonstrate that pandemic preparedness is a key priority both in and outside the United States, and we believe that governments across the world will move to enhance their preparedness for a variety of possible pandemics in light of the current crisis. As the health security market gains greater attention in this environment, we continue to work with government agencies both domestically and internationally in pursuing future orders of TPOXX. As the only FDA-approved therapy for smallpox, TPOXX should play a critical role in an effective response plan to a potential outbreak of smallpox, which has significantly higher mortality and transmission rates than the virus that causes COVID-19.”

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Wednesday, May 6, 2020, at 4:30 P.M. ET.

Participants may access the call, by dialing (877) 407-6184 for domestic callers or (201) 389-0877 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and using Conference ID: 13700583. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:
Investors
David Carey
212-867-1768
david.carey@finnpartners.com

Media
Stephanie Seiler
206-713-0124
stephanie.seiler@finnpartners.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$77,377,300	$65,249,072
Restricted cash and cash equivalents, short-term	-	95,737,862
Accounts receivable	1,685,642	4,167,996
Inventory	16,342,014	9,652,855
Prepaid expenses and other current assets	2,617,852	5,234,000
Total current assets	98,022,808	180,041,785

Property, plant and equipment, net	2,500,641	2,618,303
Deferred tax assets, net	16,304,697	14,151,002
Goodwill	898,334	898,334
Other assets	847,983	856,766
Total assets	$118,574,463	$198,566,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,765,817	$3,054,032
Accrued expenses and other current liabilities	16,658,698	8,636,911
Total debt, current	-	80,044,866
Total current liabilities	21,424,515	91,735,809
Warrant liability	6,132,947	6,116,882
Other liabilities	2,874,879	2,929,743
Total liabilities	30,432,341	100,782,434
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 81,047,424 and 81,269,868 issued and outstanding at March 31, 2020, and December 31, 2019, respectively)	8,105	8,127
Additional paid-in capital	221,057,307	220,808,037
Accumulated deficit	(132,923,290)	(123,032,408)
Total stockholders’ equity	88,142,122	97,783,756
Total liabilities and stockholders’ equity	$118,574,463	$198,566,190

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
 INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Revenues
Product sales and supportive services	$113,009	$7,142,400
Research and development	2,506,756	3,316,684
Total revenues	2,619,765	10,459,084

Operating expenses
Cost of sales and supportive services	109,094	915,367
Selling, general and administrative	3,176,024	3,166,566
Research and development	3,150,105	3,997,281
Patent expenses	182,597	187,916
Total operating expenses	6,617,820	8,267,130
Operating (loss) income	(3,998,055)	2,191,954
(Loss) gain from change in fair value of warrant liability	(16,065)	3,136,265
Loss on extinguishment of Term Loan	(4,981,461)	-
Interest expense	(3,016,817)	(3,928,418)
Other income, net	412,363	736,129
(Loss) income before income taxes	(11,600,035)	2,135,930
Benefit (provision) for income taxes	2,702,506	(506,153)
Net and comprehensive (loss) income	$(8,897,529)	$1,629,777
Basic (loss) income per share	$(0.11)	$0.02
Diluted (loss) per share	$(0.11)	$(0.02)
Weighted average shares outstanding: basic	81,240,105	80,913,320
Weighted average shares outstanding: diluted	81,240,105	82,139,108